Exhibit (g)(1)(b)

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

FORWARD FUNDS

and

BROWN BROTHERS HARRIMAN & CO

Dated: 5/1/12

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/30/2005 “the Agreement”.

FORWARD AGGRESSIVE GROWTH ALLOCATION FUND

FORWARD BALANCED ALLOCATION FUND

FORWARD FRONTIER STRATEGY FUND

FORWARD GROWTH ALLOCATION FUND

FORWARD GROWTH & INCOME ALLOCATION FUND

FORWARD COREPLUS FUND

FORWARD HIGH YIELD BOND FUND

FORWARD INCOME BUILDER FUND

FORWARD INCOME & GROWTH ALLOCATION FUND

FORWARD INVESTMENT GRADE FIXED INCOME FUND

FORWARD INTERNATIONAL EQUITY FUND

FORWARD MORTGAGE SECURITIES FUND

FORWARD EXTENDED MARKETPLUS FUND

FORWARD STRATEGIC ALTERNATIVES FUND

FORWARD U.S. GOVERNMENT MONEY FUND

FORWARD BANKING & FINANCE FUND

FORWARD COMMODITY LONG/SHORT STRATEGY FUND

FORWARD EMERGING MARKETS FUND

FORWARD GLOBAL CREDIT LONG/SHORT FUND

FORWARD GLOBAL INFRASTRUCTURE FUND

FORWARD GROWTH FUND

FORWARD INTERNATIONAL DIVIDEND FUND

FORWARD ENDURANCE LONG/SHORT FUND

FORWARD EM CORPORATE DEBT FUND

FORWARD INTERNATIONAL REAL ESTATE FUND

FORWARD INTERNATIONAL SMALL COMPANIES FUND

FORWARD LARGE CAP DIVIDEND FUND

FORWARD FLOATING NAV SHORT DURATION FUND

FORWARD FOCUS FUND

FORWARD CREDIT ANALYSIS LONG/SHORT FUND

FORWARD MANAGED FUTURES STRATEGY FUND

FORWARD REAL ESTATE FUND

FORWARD SELECT EM DIVIDEND FUND

FORWARD SELECT INCOME FUND

FORWARD SMALL CAP EQUITY FUND

FORWARD REAL ESTATE LONG/SHORT FUND

FORWARD TACTICAL GROWTH FUND

FORWARD TACTICAL ENHANCED FUND

FORWARD FUNDS		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Barbara Tolle	By:	/s/ Patricia R. Fallon
Name:	Barbara Tolle	Name:	Patricia R. Fallon
Title:	Treasurer	Title:	Managing Director
Date:	5/4/12	Date: